EXHIBIT 10.01

                       AMENDMENT NO. 6, CONSENT AND WAIVER
                            Dated as of May 11, 1999

                                       to

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                          Dated as of October 17, 1997

         This Amendment No. 6, Consent and Waiver (the "Amendment") dated as of May 11, 1999 is entered into among AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation ("ASOC"), AEROCELL STRUCTURES, INC., an Arkansas corporation ("Aerocell"), AVS/KRATZ-WILDE MACHINE COMPANY, a Delaware corporation ("Kratz-Wilde"), WHITEHALL CORPORATION, a Delaware corporation ("Whitehall"), TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("TIMCO"), APEX MANUFACTURING, INC., an Arizona corporation ("Apex"), CARIBE AVIATION, INC., a Florida corporation ("Caribe"), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation ("Design"), AVIATION SALES LEASING COMPANY, a Delaware corporation ("Leasing"), AVIATION SALES COMPANY, a Delaware corporation ("Parent"), and the "Lenders" (as defined in the Credit Agreement identified below). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENT:

         WHEREAS, the Borrowers, Citicorp USA, Inc., as Agent, and certain financial institutions, as Lenders and Issuing Banks, are parties to that certain Third Amended and Restated Credit Agreement dated as of October 17, 1997, as heretofore amended (the "Credit Agreement");

         WHEREAS, Parent has informed the Lenders of entering into a guarantee of the performance by TIMCO under a certain Lease Agreement, Letter Agreement and Assignment Agreement more particularly described in the Guaranty dated April 26, 1999, between Parent and US Airways, Inc., a copy of which has been provided to the Agent and Lenders (the "North Carolina Lease Guaranty"), and requested the waiver of the Requisite Lenders to its incurrence of the Accommodation Obligations and indemnity obligations evidenced by such Guaranty in addition to Indebtedness of the Parent otherwise permitted under SECTION 10.17(E) of the Credit Agreement;

         WHEREAS, Parent has further informed the Lenders of its intention to
(i) issue an additional $85,000,000 of 8 1/8% Senior Subordinated Notes due 2008 as more particularly described in its Form S-3 Registration Statement filed with the Commission on April 20, 1999 and (ii) issue 2,600,000 (plus up to an additional 525,000 to underwriters under certain circumstances) shares of its common stock as more particularly described in its Form S-3 Registration Statement filed with the Commission on April 20, 1999

(such issuance of Indebtedness and Capital Stock of the Parent being collectively referred to as the "Recapitalization");

         WHEREAS, Parent has further informed the Lenders that the net cash proceeds of the Recapitalization in the approximate amount of $192,000,000 will be contributed to the Borrowers and used to reduce the Obligations without any reduction in the Revolving Credit Commitments;

         WHEREAS, the Borrowers have requested (i) an increase in the Revolving Credit Commitments from $250,000,000 to a maximum of $300,000,000, (ii) an extension of the time permitted for completion of Inventory appraisals, (iii) modification of the financial covenants, (iv) modification of certain provisions of SECTION 15.07 of the Credit Agreement, and (v) that the Credit Agreement be amended to effect the foregoing; and

         WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth below in SECTION 1, subject to the terms and conditions stated in this Amendment;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of May 11, 1999, subject to the satisfaction of the conditions precedent set forth in
SECTION 3 hereof, the Credit Agreement is hereby amended as follows:

         1.1 SECTION 1.01 is amended to (a) delete the definitions of "Base Rate Margin", "Eurodollar Rate Margin", "Interest Coverage Ratio", "Revolving Credit Commitment", "Tangible Net Worth", and "Working Capital" in their entirety and substitute the following definitions therefor:

         "BASE RATE MARGIN" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

                PERFORMANCE LEVEL                 BASE RATE MARGIN

                        1                               0.00%
                        2                               0.00%
                        3                               0.00%
                        4                               0.25%
                        5                               0.50%
                        6                               0.75%
                        7                               1.00%

         PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, the Base Rate Margin shall be 0.75% at all times during the period commencing May 11, 1999 and ending on the date on

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         which all of the net cash proceeds of the Recapitalization are remitted to the Agent for application on the Obligations.

         "EBITDA" means, for any Person for any period, the amount calculated, without duplication, for such period as (i) Net Income of such Person, PLUS (ii) depreciation and amortization expense of such Person and its Subsidiaries, PLUS (iii) other non-cash expenses of such Person and its Subsidiaries identified to the Agent, PLUS (iv) Cash Interest Expense of such Person, PLUS (v) federal, state, and local income taxes deducted from Net Income of such Person in accordance with GAAP, PLUS
         (vi) extraordinary losses (and any unusual losses arising in or outside of the ordinary course of business of such Person and its Subsidiaries not included in extraordinary losses determined in accordance with
         GAAP) which have been included in the determination of Net Income of such Person MINUS extraordinary gains of such Person and its Subsidiaries, including, without limitation, any unusual gains arising in or outside of the ordinary course of business of such Person and its Subsidiaries not included in extraordinary gains determined in accordance with GAAP which have been included in the determination of Net Income of such Person. For purposes of calculation of the Parent's EBITDA for any period ending in 1999, all calculations shall be made on a pro forma basis to include EBITDA of Triad International Maintenance Corporation giving effect to the acquisition thereof as though it had occurred on the first day of the four-fiscal-quarter period then ending.

         "EURODOLLAR RATE MARGIN" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

                 PERFORMANCE LEVEL                EURODOLLAR RATE MARGIN

                        1                                1.125%
                        2                                1.250%
                        3                                1.500%
                        4                                1.750%
                        5                                2.000%
                        6                                2.250%
                        7                                2.500%

         PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, the Eurodollar Rate Margin shall be 2.25% at all times during the period commencing May 11, 1999 and ending on the date on which all of the net cash proceeds of the Recapitalization are remitted to the Agent for application on the Obligations.


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


         "INTEREST COVERAGE RATIO" means, for any period, the ratio of (i) the EBITDA of the Parent and its Subsidiaries to (ii) the Cash Interest Expense of the Parent and its Subsidiaries.

         "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth on SCHEDULE 1.01.9 attached hereto and made a part hereof under the heading "Revolving Credit Commitment" thereon or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement, or to give effect to any applicable Assignment and Acceptance, and "REVOLVING CREDIT COMMITMENTS" means the aggregate principal amount of the Revolving Credit Commitments of all the Revolving Lenders, the maximum amount of which shall be $300,000,000, as reduced from time to time pursuant to
         SECTION 4.01.

         "TANGIBLE NET WORTH" means the amount calculated as (i) the consolidated net worth of the Parent and its Subsidiaries MINUS (ii) the consolidated intangibles of the Parent and its Subsidiaries including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof and other items treated as intangibles in accordance with GAAP.

         "WORKING CAPITAL" means, as at any date of determination, the excess, if any, of (i) the Parent and its Subsidiaries' consolidated current assets, except cash and Cash Equivalents, over (ii) the Parent and its Subsidiaries' consolidated current liabilities, except current maturities of long-term debt, and current maturities of the Revolving Credit Obligations as of such date.

and (b) add the following definitions thereto:

         "RATIO OF SENIOR DEBT TO EBITDA" means, for any period, the ratio of
         (i) the amount equal to the Funded Debt of the Parent and its Subsidiaries MINUS the principal amount outstanding under the Senior Subordinated Notes calculated as of the last day of such period to (ii) EBITDA of the Parent and its Subsidiaries for such period.

         "RECAPITALIZATION" means the issuance by Parent of (i) an additional $85,000,000 of 8 1/8% Senior Subordinated Notes due 2008 as more particularly described in its Form S-3 Registration Statement filed with the Commission on April 20, 1999 and (ii) 2,600,000 (plus up to an additional


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         525,000 to underwriters under certain circumstances) shares of its common stock as more particularly described in its Form S-3 Registration Statement filed with the Commission on April 20, 1999.

         "SUPER-MAJORITY LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are at least seventy-five percent (75%); PROVIDED, HOWEVER, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrowers which the Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "SUPER-MAJORITY LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent at least seventy-five percent (75%) of the aggregate Pro Rata Shares of such Lenders.

         1.2 SECTION 5.04 is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         5.04. DETERMINATION OF APPLICABLE BASE RATE MARGIN AND EURODOLLAR RATE MARGIN. (a) The Base Rate Margin and Eurodollar Rate Margin applicable from time to time during the period commencing on May 11, 1999 and ending on the date on which all of the net cash proceeds of the Recapitalization are remitted to the Agent for application on the Obligations (the "Fixed Pricing Termination Date") shall be determined as set forth in the definitions of "Base Rate Margin" and "Eurodollar Rate Margin", respectively.

         (b) The Base Rate Margin and Eurodollar Rate Margin applicable from time to time during the period commencing on the day immediately succeeding the Fixed Pricing Termination Date and ending on the last day of the first fiscal month of the fiscal quarter next succeeding the fiscal quarter in which the Fixed Pricing Termination Date occurs shall be determined by reference to Borrowers' compliance with Performance Levels 1 through 7 as of the end of the fiscal quarter most recently ended prior to the Fixed Pricing Termination Date.

         (c) The Base Rate Margin and Eurodollar Rate Margin applicable from time to time thereafter shall be determined by reference to Borrowers' compliance with Performance Levels 1 through 7 as of the date the Financial Statements for each fiscal quarter of the Borrowers are due pursuant to SECTION 8.01(B), commencing with the Financial Statements for the fiscal quarter then most recently ended, and be effective during the period commencing on the first day of the month in which such Financial Statements for the


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


         preceding fiscal quarter are due and ending on the last day of the first month of the next fiscal quarter for which such determination is made.

         1.3 SECTION 10.17(E) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (e) incur any Indebtedness other than that identified on SCHEDULE 1.01.3, that described in CLAUSE (D)(I)(A) above, or unsecured Accommodation Obligations incurred with respect to Indebtedness of the Borrowers and their Subsidiaries permitted under the provisions of
         SECTION 10.01 for (i) borrowed money, (ii) under Capital Leases or
         (iii)Operating Leases.

         1.4 ARTICLE XI is amended to delete the provisions thereof in their entirety with respect to the periods referenced below and substitute the following therefor:

                                   ARTICLE XI
                               FINANCIAL COVENANTS

         The Parent covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due):

         11.01. INTEREST COVERAGE RATIO. The Parent shall maintain an Interest Coverage Ratio, as determined as of the last day of each fiscal quarter of the Parent (a) commencing with the fiscal quarter ending March 31, 1999 and ending with the fiscal quarter ending December 31, 2000, for the four-fiscal-quarter period then ending, of at least 2.5 to 1.0 and (b) commencing with the fiscal quarter ending March 31, 2001 and ending with the fiscal quarter ending June 30, 2002, for the four-fiscal-quarter period then ending, of at least 3.0 to 1.0.

         11.02. FIXED CHARGE COVERAGE RATIO. The Parent shall maintain a Fixed Charge Coverage Ratio for the Parent and its Subsidiaries, as determined as of the last day of each fiscal quarter of the Parent ending during the period set forth below, for the four-fiscal-quarter period then ending, of at least the level set forth below opposite such period:

         PERIOD                                    MINIMUM RATIO

March 31, 1999 - December 31, 1999                 1.25 to 1.00


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March 31, 2000 - December 31, 2000                 1.30 to 1.00

March 31, 2001 - December 31, 2001                 1.40 to 1.00

March 31, 2002 - June 30, 2002                     1.50 to 1.00


         11.03. WORKING CAPITAL. Working Capital shall be maintained, at all times during the term of this Agreement, at a minimum amount of $200,000,000.

         11.04. CAPITAL EXPENDITURES. The Parent and its Subsidiaries shall not make Capital Expenditures in excess of $25,000,000 in the aggregate during any Fiscal Year of the Parent; (in each instance, the "Maximum Amount"); PROVIDED, HOWEVER, to the extent the Parent and its Subsidiaries have not made Capital Expenditures in the amount permitted above for any given period set forth above, Capital Expenditures in an amount equal to 100% of the Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding Fiscal Year in addition to any amounts permitted above for such Fiscal Year; PROVIDED THAT to the extent amounts carried forward from one period to the next succeeding Fiscal Year are not expended in such Fiscal Year, such surplus may not be carried forward to any other succeeding year.

         11.05. LEVERAGE RATIO. The Parent shall maintain a ratio of Funded Debt of the Parent to EBITDA of the Parent, determined as of the end of each fiscal quarter of the Parent ending on or after March 31, 1999, for the four-fiscal-quarter period then ended, of not more than:

         PERIOD                                    MAXIMUM RATIO

March 31, 1999 - December 31, 2000                 5.00 to 1.00

March 31, 2001 - June 30, 2002                     4.50 to 1.00


         11.06. RATIO OF SENIOR DEBT TO EBITDA. The Parent shall maintain a Ratio of Senior Debt to EBITDA, determined as of the end of each fiscal quarter of the Parent ending on or after March 31, 1999, for the four-fiscal-quarter period then ended, of not more than:

         PERIOD                                    MAXIMUM RATIO

March 31, 1999 - December 31, 2000                 3.00 to 1.00

March 31, 2001 - June 30, 2002                     2.50 to 1.00


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


         11.07. MINIMUM TANGIBLE NET WORTH. The Parent shall maintain a Tangible Net Worth of at least the amount set forth below for the fiscal quarter of the Parent ending during the period set forth below opposite such amount.

         PERIOD ENDING                        MINIMUM TANGIBLE NET WORTH

         March 31, 1999                                $ 95,000,000

         June 30, 1999                                 $200,000,000

         September 30, 1999                            $210,000,000

         December 31, 1999                             $220,000,000

         March 31, 2000                                $220,000,000

         June 30, 2000                                 $220,000,000

         September 30, 2000                            $220,000,000

         December 31, 2000                             $260,000,000

         March 31, 2001                                $260,000,000

         June 30, 2001                                 $260,000,000

         September 30, 2001                            $260,000,000

         December 31, 2001                             $300,000,000

         March 31, 2002                                $300,000,000

         June 30, 2002                                 $300,000,000


         11.08. PARENT AND SUBSIDIARIES. For purposes of the covenants set forth in this ARTICLE XI, references to Parent and its Subsidiaries shall be deemed to mean Parent and its Subsidiaries on a consolidated basis.

         1.5 SECTION 15.07 is amended to delete the provisions of CLAUSES (B) and (C) thereof in their entirety and substitute the following therefor:

         (b) AMENDMENTS, CONSENTS AND WAIVERS BY AFFECTED LENDERS AND SUPER-MAJORITY LENDERS. (i) AFFECTED LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender or Issuing Bank affected thereby as described below:

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


         (A) waiver of any of the conditions specified in SECTIONS 6.01 and 6.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

         (B) increase in the amount of any of the Revolving Credit Commitment of such Lender,

         (C) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

         (D) postponement of the Revolving Credit Termination Date or any date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender,

         (E) the orders of priority set forth in SECTION 4.01, in SECTION 4.02(B)(I), or in CLAUSES (D) through (I) of SECTION 4.02(B)(II), and

         (F) change in the definitions of Revolving Credit Commitments, Requisite Revolving Lenders, or any of Performance Levels 1 through 6.

(ii) SUPER-MAJORITY LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by the Super-Majority Lenders:

         (A) change in the definitions of Borrowing Base (except to the extent modified by the Agent as anticipated by the text of such definition set forth in this Agreement with the consent of the Requisite Lenders) or Borrowing Base Certificate (except to the extent modified by the Agent as anticipated by the text of the definition of Borrowing Base set forth in this Agreement), or

         (B) change in any component of the Borrowing Base or Borrowing Base Certificate, including, without limitation, the definitions of any terms used in the Borrowing Base Certificate or the definition of Borrowing Base (other than by inclusion of Eligibility Reserves established by the Agent or Requisite Revolving Lenders).

         (c) AMENDMENTS, CONSENTS AND WAIVERS BY ALL LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:


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         (i) release of any Guarantor or all or a substantial portion of the
         Collateral (except as provided in SECTION 13.09(C)),

         (ii) change in the definitions of Maximum Revolving Credit Amount, Requisite Lenders, or Super-Majority Lenders,

         (iii) amendment of SECTION 15.01 or this SECTION 15.07,

         (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by any Borrower,

         (v) waiver of any Event of Default described in SECTIONS 12.01(A), (F),
         (G), (H), and (M), and

         (vi) change in SECTION 10.08(D).

         1.6 Schedule 1.01.9 to the Credit Agreement is deleted in its entirety and the Schedule attached hereto is substituted therefor.

         SECTION 2. CONSENT AND WAIVER.

         2.1 The Borrowers having heretofore covenanted and agreed to obtain and deliver an appraisal of each Borrower's and its respective Subsidiary's Inventory prepared by an independent appraiser satisfactory to the Agent and on the same basis as the Appraisal by May 19, 1999, and requested an extension of the time permitted for such delivery, the Lenders hereby consent to the delivery of such appraisal by no later than May 31, 1999.

         2.2 The Lenders hereby waive any rights and remedies that might otherwise arise under the terms of the Credit Agreement or other Loan Document executed and delivered by the Parent with respect to Parent's incurrence of the Accommodation Obligations and indemnity obligations evidenced by the North Carolina Lease Guaranty in addition to Indebtedness otherwise permitted under the terms of SECTION 10.17(E) of the Credit Agreement.

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of May 11, 1999, if, and only if the Agent shall have received

         (a) a facsimile or original executed copy of this Amendment executed by the Parent, each Borrower and each Lender,

         (b) a Reaffirmation Agreement, in form and substance satisfactory to the Agent, executed by each Borrower and Guarantor,

         (c) corporate resolutions and a secretary's certificate with respect thereto for each of the Borrowers and Guarantors a party to this Amendment or the aforesaid Reaffirmation Agreement authorizing the execution and delivery of such agreements on behalf of such Persons,

         (d) payment of a fee, for the account of each Lender executing and delivering this Amendment, in the amount of one-eighth of one percent (0.125%) of the respective Lenders' Revolving Credit Commitment immediately prior to giving effect to this Amendment,

         (e) payment of a fee, for the account of each Lender increasing its Revolving Credit Commitment pursuant to the terms of this Amendment, in the amount of three-eighths of one percent (0.375%) of the amount by which such respective Lender's Revolving Credit Commitment is so increased,

         (f) copies of duly executed consents under, or amendments to, the applicable TROL Documents, as may be required to permit the increase in the Revolving Credit Commitments evidenced by this Amendment, the resultant increase in Obligations incurred under the Credit Agreement, and the obligations incurred by Parent under the North Carolina Lease Guaranty, and the performance of the other terms and conditions of the Credit Agreement as amended through the effective date of this Amendment, without the occurrence of a resultant Event of Default under
         SECTION 12.01(E)(IV) of the Credit Agreement, and

         (g) an opinion of counsel to Parent and the Borrowers, in form and substance satisfactory to the Agent, with respect to this Amendment, the Reaffirmation Agreement referenced hereinabove, and no contravention of the Senior Subordinated Notes or TROL Documents arising with respect to the execution and delivery of the Loan Documents.

         SECTION 4. REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENT. The Borrowers hereby represent and warrant as follows:

         4.1 This Amendment and the Credit Agreement as previously executed and delivered and as amended hereby constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

         4.2 No Event of Default or Potential Event of Default exists, other than that arising due to Parent's failure to comply with the restrictions on Indebtedness set forth in SECTION 10.17(E) of the Credit Agreement as referenced above, or would


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result from any of the transactions contemplated by this Amendment.

         4.3 Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made by it in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

         SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2 Except as specifically amended above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


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

         SECTION 7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

AVIATION SALES DISTRIBUTION                      AEROCELL STRUCTURES, INC.
 SERVICES COMPANY

By___________________________                    By________________________
  Name:                                            Name:
  Title:                                           Title:

AVS/KRATZ-WILDE MACHINE COMPANY                  WHITEHALL CORPORATION

By___________________________                    By________________________
  Name:                                            Name:
  Title:                                           Title:

TRIAD INTERNATIONAL MAINTENANCE                  APEX MANUFACTURING, INC.

 CORPORATION

By___________________________                    By________________________
  Name:                                            Name:
  Title:                                           Title:


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

AIRCRAFT INTERIOR DESIGN, INC.                   CARIBE AVIATION, INC.

By___________________________                    By________________________
  Name:                                            Name:
  Title:                                           Title:

AVIATION SALES COMPANY                           AVIATION SALES LEASING COMPANY

By__________________________                     By________________________
  Name:                                            Name:
  Title:                                           Title:


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


CITICORP USA, INC.                               HELLER FINANCIAL, INC.

By___________________________                    By__________________________
  Shapleigh B. Smith                               John Buff
  Vice President                                   Senior Vice President

CONGRESS FINANCIAL CORPORATION                   NATIONAL CITY COMMERCIAL
                                                 FINANCE, INC.

By____________________________                   By__________________________
  Name:                                            Name:
  Title:                                           Title:

FIRST UNION COMMERCIAL                           CREDIT LYONNAIS, ATLANTA
 CORPORATION                                     AGENCY

By___________________________                    By__________________________
  Terri K. Lins                                    David M. Cawrse
  Vice President                                   First Vice President &
                                                   Manager

IBJ WHITEHALL BUSINESS CREDIT                    BANKBOSTON, N.A.
 CORPORATION

By__________________________                     By__________________________
  Robert R. Wallace                                Tony Zhang
  Vice President                                   Vice President

SUNTRUST BANK, MIAMI, N.A.                       BANKATLANTIC

By_________________________                      By_________________________
  Jennifer P. Harrelson                            Ana C. Bolduc
  Vice President                                   Senior Vice President

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THE INTERNATIONAL BANK OF                        NATIONAL BANK OF CANADA
 MIAMI, N.A.                                     A Canadian Chartered Bank

By_________________________                      By_________________________
  Caridad C. Errazquin                             Frank H. D'Alto
  Vice President                                   Vice President
  Trade Finance Division

                                                 By_________________________
                                                   Michael S. Bloomenfeld
                                                   Vice President & Manager

MERCANTILE BUSINESS CREDIT, INC.                 CITIZENS BUSINESS CREDIT
                                                   COMPANY

By_________________________                      By_________________________
  Steven C. Gonzalez                               Ralph L. Letner
  Assistant Vice President                         Vice President

AMSOUTH BANK                                     PNC BANK NATIONAL ASSOCIATION

By__________________________                     By_________________________
  Name:                                            Name:
  Title:                                           Title:

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